Exhibit 99.1

FOR IMMEDIATE RELEASE: CONTACT: JAMES E. HURLBUTT

(847) 446-7500

STEPAN AND NALCO CREATE FIRST

INTEGRATED ENHANCED OIL RECOVERY PLATFORM

NORTHFIELD, Illinois, September 4, 2008 -- Stepan Company (NYSE: SCL) and Nalco Holding Company (NYSE: NLC) announced today the formation of a joint venture to globally market custom engineered chemical solutions for increased production of crude oil and gas from existing fields. The dramatic increase in the price of crude oil has created renewed interest in enhanced oil recovery (EOR) technologies.

Operating under the Tiorco brand, the joint venture provides an integrated sales and service channel that benefits from Nalco's extensive reach in global upstream energy markets, its recently acquired EOR polymer and reservoir expertise and Stepan's global surfactant technology and manufacturing capabilities. Tiorco will also serve as a primary sales and engineering service channel for Nalco's BrightWater® Reservoir Efficiency Technology.

"The Nalco/Stepan joint venture further strengthens Tiorco as the clear leader in chemical EOR engineering and operations," said Steve Taylor, Nalco Group Vice President and President, Energy Services. "It also provides a strong base from which we can continue to develop and commercialize proprietary offerings that help our customers to succeed. In simplified terms, we will be able to both 'fix' reservoirs to improve sweep efficiency and also 'clean' them from most of the oil in place over time."

F. Quinn Stepan, Jr., President and Chief Executive Officer of Stepan Company, said the joint venture provides an opportunity to accelerate growth of chemical enhanced oil recovery. In existing fields, the majority of oil remains in place after primary and secondary oil recovery technologies are utilized. "Polymers and surfactants will help the oil industry maximize production from existing fields. We are confident this partnership will contribute significantly to the growth of the surfactant market," Stepan said.

The joint venture will be equally owned and controlled by Nalco and Stepan. Most of the value generation will be captured directly by the two partners.

"Prior to creation of the Tiorco joint venture, customers assembled components of their EOR projects on a piece-by-piece basis," noted J. Erik Fyrwald, Nalco Chairman, President and Chief Executive Officer. "This joint venture creates the first unified approach to the EOR market, allowing us to identify and implement synergistic solutions that optimize oil recovery for our customers. We will be able to identify target reservoirs for EOR projects, to objectively establish technical recommendations for the reservoirs, to implement agreed solutions and to monitor results."

About Stepan

Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.

About Nalco

Nalco is the world's leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company's Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.